Exhibit 10.9

TRANSITIONAL TRADEMARK LICENSE AGREEMENT

This Transitional Trademark License Agreement (this “Agreement”), dated as of                        , 2004, is made and entered into by and between GE Capital Registry, Inc., a New York corporation (“LICENSOR”), and Genworth Financial, Inc., a Delaware corporation (“LICENSEE”).

WHEREAS, LICENSOR has the right to license the GE MARKS (as hereinafter defined) and registrations thereof in certain countries throughout the world for various goods and services;

WHEREAS, General Electric Company, General Electric Capital Corporation, GE Financial Assurance Holdings, Inc., GEI, Inc., and LICENSEE entered into a Master Agreement, dated                  , 2004 (the “Master Agreement”);

WHEREAS, the Master Agreement requires the execution and delivery of this Agreement by LICENSOR and LICENSEE at the CLOSING; and

WHEREAS, in connection with the transactions contemplated by the Master Agreement, LICENSOR desires to grant to LICENSEE and the PERMITTED SUBLICENSEES a license to use the GE MARKS in accordance with the terms, and subject to the conditions, set forth herein.

NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, LICENSOR and LICENSEE agree as follows:

I.  DEFINITIONS

Unless otherwise defined herein, all capitalized terms used herein have the meanings ascribed to such terms in the Master Agreement.  The following terms as used in this Agreement have the meanings set forth in this Article I:

A.                                    “AUTHORIZED DISTRIBUTORS” means third parties that LICENSEE or a PERMITTED SUBLICENSEE authorizes to sell PRODUCTS (as hereinafter defined) and SERVICES (as hereinafter defined) during the term of this Agreement.

B.                                    “EFFECTIVE DATE” means the date of this Agreement.

C.                                    “LICENSED MARKS” means and is limited to the Marks shown in Exhibit A attached hereto alone and in combination with other words and phrases.

D.                                    “MARKS” means trademarks, service marks, trade names, service names, taglines, slogans, industrial designs, brand names, brand marks, trade dress rights, Internet domain names, identifying symbols, logos, emblems, signs or insignia, meta tags, Website search terms and key words, including, without limitation, all goodwill associated with the foregoing.

E.                                      “PERMITTED SUBLICENSEES” means LICENSEE’S direct and indirect SUBSIDIARIES.

F.                                      “PRODUCTS” and “SERVICES” means, respectively, and is limited to (i) products sold and services rendered as of the EFFECTIVE DATE by LICENSEE and the PERMITTED SUBLICENSEES in the conduct of the GENWORTH BUSINESS as conducted as of the EFFECTIVE DATE and (ii) products sold and services rendered after the EFFECTIVE DATE by LICENSEE and the PERMITTED SUBLICENSEES that are the same as or similar to the products and services set forth under clause (i) above.

G.                                    “STANDARDS OF QUALITY” means:

1.                                       at least (i) the same standards of quality, appearance, service and other standards that are observed as of the EFFECTIVE DATE by LICENSOR and its AFFILIATES (including, without limitation, LICENSEE and its SUBSIDIARIES) in the development, marketing and sale of any PRODUCTS sold and SERVICES rendered prior to or as of the EFFECTIVE DATE and (ii) substantially the same standards of quality, appearance, service and other standards that are observed as of the EFFECTIVE DATE by LICENSOR and its AFFILIATES (including, without limitation, LICENSEE and its SUBSIDIARIES) in the development, marketing, sale or performance of any products and services similar to the PRODUCTS sold or SERVICES rendered after the EFFECTIVE DATE, provided that the standards set forth in the foregoing (i) and (ii) shall be at least substantially the same as the standards that LICENSEE and the PERMITTED SUBLICENSEES observe in their development, marketing and sale of any products and performance of any services similar to the PRODUCTS and SERVICES; and

2.                                       additional standards, if any, which LICENSOR may otherwise reasonably specify or approve in writing from time to time; and such additional standards shall supersede the standards referred to in Paragraph I.G.1 to the extent of any conflict therewith.

II.  LICENSE GRANT

A.                                    Subject to the terms and conditions of this Agreement, LICENSOR hereby grants to LICENSEE a limited, non-exclusive (except as specified in Exhibit A), non-transferable, royalty-free license, with no right to sublicense (other than to PERMITTED SUBLICENSEES as expressly provided herein), to use the LICENSED MARKS throughout the world and in any current or later-developed medium or form of communication (including, without limitation, in PRODUCT and SERVICE names and domain names) only (i) in connection with PRODUCTS designed, distributed, sold or otherwise commercialized, and SERVICES performed, offered, distributed, sold or otherwise commercialized by LICENSEE and the PERMITTED SUBLICENSEES, and (ii) in the general promotion of LICENSEE’S or any PERMITTED SUBLICENSEE’S business unrelated to any particular product or service, in each case in strict accordance with the STANDARDS OF QUALITY.

B.                                    Notwithstanding anything in this Agreement to the contrary, LICENSEE, the PERMITTED SUBLICENSEES and AUTHORIZED DISTRIBUTORS shall not use any of the LICENSED MARKS (i) in connection with the underwriting or marketing on a primary basis of life insurance in the United Kingdom, provided, however, that LICENSEE, the PERMITTED SUBLICENSEES and AUTHORIZED DISTRIBUTORS are permitted to use LICENSED

MARKS in legal names, trade names, and otherwise in connection with credit life insurance businesses, products, or services in the United Kingdom, or (ii) in the name of any asset management service or product (other than any such service or product sold on behalf of LICENSOR or its AFFILIATES), provided, however, that LICENSEE, the PERMITTED SUBLICENSEES and AUTHORIZED DISTRIBUTORS are permitted to use LICENSED MARKS in legal names, trade names, and otherwise in connection with asset management services or products that are being marketed or offered by LICENSEE, the PERMITTED SUBLICENSEES and AUTHORIZED DISTRIBUTORS as of the EFFECTIVE DATE.

C.                                    Any rights not granted to LICENSEE and the PERMITTED SUBLICENSEES in this Agreement are specifically reserved by and for LICENSOR.  LICENSEE and the PERMITTED SUBLICENSEES hereby accept this grant of license, subject to the terms and conditions set forth in this Agreement.  The license granted in this Article is subject to, and limited by, any and all licenses, rights, limitations and restrictions with respect to such LICENSED MARKS previously granted to, or otherwise agreed to with, any third party that are in effect as of the EFFECTIVE DATE.

D.                                    Notwithstanding anything in this Agreement to the contrary, if LICENSEE or any PERMITTED SUBLICENSEE desires to use the LICENSED MARKS with any product or service not constituting a PRODUCT or SERVICE, LICENSEE or such PERMITTED SUBLICENSEE shall make a request for permission to make such use in writing to LICENSOR.  LICENSOR, at its sole discretion, shall determine whether it will allow such use, and shall notify LICENSEE of such decision in writing within a reasonable time.  If LICENSOR decides to allow such use, the parties shall negotiate a separate, royalty-bearing license which shall require that LICENSEE or such PERMITTED SUBLICENSEE, as applicable, pay reasonable expenses for any additional trademark or service mark registrations required if the LICENSED MARKS are not registered for use in the appropriate class of goods or services relating to such product or service in any country in which LICENSEE or such PERMITTED SUBLICENSEE intends to use such LICENSED MARKS.

E.                                      AUTHORIZED DISTRIBUTORS.

1.                                       LICENSOR agrees that, during the term of this Agreement, AUTHORIZED DISTRIBUTORS may use the LICENSED MARKS in accordance with the terms and conditions set forth herein (including, without limitation, the standards and guidelines set forth in Paragraph IV.B) in order to identify themselves as authorized representatives of LICENSEE or a PERMITTED SUBLICENSEE or otherwise in connection with the promotion, distribution and sale of PRODUCTS and SERVICES.

2.                                       LICENSEE and the PERMITTED SUBLICENSEES will provide the AUTHORIZED DISTRIBUTORS a copy of the standards and guidelines set forth in Paragraph IV.B (which copy may be provided by placing such standards and guidelines on a Website accessible by the AUTHORIZED DISTRIBUTORS and providing the AUTHORIZED DISTRIBUTORS notice that they must comply with such standards and guidelines).  LICENSEE and the PERMITTED SUBLICENSEES will instruct the AUTHORIZED DISTRIBUTORS that they must furnish samples of all proposed forms and uses of the

LICENSED MARKS to LICENSEE and the PERMITTED SUBLICENSEES for written approval prior to any use thereof.

3.                                       LICENSEE shall reasonably monitor AUTHORIZED DISTRIBUTORS’ use of the LICENSED MARKS.  To the extent that LICENSEE has any reason to believe that an AUTHORIZED DISTRIBUTOR may be using the LICENSED MARKS in a manner that violates or conflicts with the terms and conditions of this Agreement, LICENSEE shall promptly investigate such potential non-compliance.  If LICENSEE determines that such violation or conflict has occurred or is occurring or if LICENSOR otherwise notifies LICENSEE that such violation or conflict has occurred or is occurring, LICENSEE shall promptly notify such AUTHORIZED DISTRIBUTOR and LICENSOR (unless LICENSOR notified LICENSEE thereof in accordance with the foregoing) of such non-compliance, and use reasonable efforts to cause such AUTHORIZED DISTRIBUTOR to comply with the terms and conditions of this Agreement.  If such AUTHORIZED DISTRIBUTOR fails to comply with such terms and conditions within twenty (20) days of such notice, LICENSEE shall immediately terminate such AUTHORIZED DISTRIBUTOR’S rights to use the LICENSED MARKS, and instruct such AUTHORIZED DISTRIBUTOR that it has no further right to use any LICENSED MARK.  LICENSEE and the PERMITTED SUBLICENSEES agree to take any and all further actions reasonably requested by LICENSOR to prevent and stop such non-compliance and any other unauthorized uses of the LICENSED MARKS by the AUTHORIZED DISTRIBUTORS.

F.                                      PERMITTED SUBLICENSEES.

1.                                       LICENSEE may sublicense its rights under Paragraph II.A to PERMITTED SUBLICENSEES.  In the event that LICENSEE creates or acquires any direct or indirect SUBSIDIARIES after the EFFECTIVE DATE, LICENSEE may sublicense its rights under Paragraph II.A to such direct or indirect SUBSIDIARIES and such SUBSIDIARIES shall become and shall be PERMITTED SUBLICENSEES.  Up to two (2) times per calendar year during the TERM of this Agreement, LICENSOR shall have the right to request that LICENSEE provide an organization chart or other document that identifies LICENSEE’S then-current direct and indirect SUBSIDIARIES.  In the event that LICENSOR sends LICENSEE such a written request, LICENSEE shall provide LICENSOR with an organization chart or other document that identifies LICENSEE’S then-current direct and indirect SUBSIDIARIES within a commercially reasonable time after receipt of the written request.  Additionally, in the event that LICENSOR sends LICENSEE a written request as to whether a particular entity is a direct or indirect SUBSIDIARY of LICENSEE, LICENSEE shall provide LICENSOR with a written response as to as to whether such entity is a direct or indirect SUBSIDIARY of LICENSEE within a commercially reasonable time after receipt of the written request.

2.                                       LICENSEE shall cause the PERMITTED SUBLICENSEES to comply with the terms and conditions of this Agreement, and hereby grants LICENSOR the right to enforce this Agreement directly against a PERMITTED SUBLICENSEE to the extent that that PERMITTED SUBLICENSEE breaches the terms and conditions of this Agreement.  Any such enforcement by LICENSOR against a PERMITTED SUBLICENSEE shall be upon the same terms and conditions as are applicable to enforcement by LICENSOR against LICENSEE.

III.  EXAMINATION OF PRODUCTS AND SERVICES

A.                                    In order to promote adherence to the STANDARDS OF QUALITY and for the purpose of protecting and maintaining the goodwill associated with the LICENSED MARKS and the reputation of LICENSOR, LICENSOR shall have the right to obtain from LICENSEE reasonable information as to the nature and quality of the PRODUCTS and SERVICES and the manner in which the LICENSED MARKS are used in connection with the PRODUCTS and SERVICES.

B.                                    The PRODUCTS and SERVICES shall comply with all applicable Laws.  For the purpose of protecting and maintaining the goodwill associated with the LICENSED MARKS and the reputation of LICENSOR, LICENSOR or its authorized representative shall have the right at any reasonable time or times during regular business hours on reasonable notice, and up to two (2) times per calendar year (and otherwise if LICENSOR notifies LICENSEE in writing that it believes the PRODUCTS and SERVICES are not conforming to the STANDARDS of QUALITY or other requirements of this Agreement, which notice shall provide a description of the nonconformity that is reasonable under the circumstances and, if appropriate and available to LICENSOR, include samples of any nonconforming PRODUCTS and copies of any documentation relating to such nonconformity), to visit the offices and facilities of LICENSEE and the PERMITTED SUBLICENSEES where PRODUCTS are developed, designed, packaged, marketed, promoted, sold or serviced and SERVICES are developed, marketed, promoted or rendered.  LICENSOR may conduct a reasonable inspection and examination of such offices and facilities, PRODUCTS, and SERVICES.  LICENSEE agrees to furnish LICENSOR, from time to time as reasonably requested by LICENSOR, representative samples of representative PRODUCTS (and any other particular PRODUCTS requested by LICENSOR) to which the LICENSED MARKS are affixed and representative samples showing representative other uses of the LICENSED MARKS by LICENSEE, the PERMITTED SUBLICENSEES and AUTHORIZED DISTRIBUTORS selected by LICENSOR (and any other particular uses requested by LICENSOR).  Upon LICENSOR’S reasonable request, LICENSEE and the PERMITTED SUBLICENSEES shall permit LICENSOR to promptly examine and audit documents, books and records pertaining specifically to the development, design, packaging, marketing, promoting, sale, servicing, quality, performance, and other characteristics of PRODUCTS and SERVICES as LICENSOR may reasonably require to verify that PRODUCTS sold and SERVICES rendered by LICENSEE and the PERMITTED SUBLICENSEES meet the STANDARDS OF QUALITY and that LICENSEE’S and the PERMITTED SUBLICENSEES’ use of the LICENSED MARKS complies with LICENSEE’S obligations under this Agreement.  In conducting any such inspection or audit, LICENSOR shall take all steps reasonably required by LICENSEE to minimize disruption to LICENSEE’S business and to avoid disclosure of LICENSEE’S confidential and propriety information and materials, including, but not limited to, executing nondisclosure agreements, provided that such steps and agreements shall not prevent LICENSOR from pursuing any claims that it may have in connection with this Agreement.

C.                                    If, at any time, the PRODUCTS sold or SERVICES rendered fail, in the reasonable judgment of LICENSOR, to conform to the STANDARDS OF QUALITY,  LICENSOR shall notify LICENSEE of such failure in writing (which notice shall provide a description of the nonconformity that is reasonable under the circumstances and, if appropriate and available to LICENSOR, include samples of any nonconforming PRODUCTS and copies of any documentation relating to such nonconformity).  LICENSEE and the applicable

PERMITTED SUBLICENSEES shall take all necessary steps to bring such PRODUCTS or SERVICES into conformity with the STANDARDS OF QUALITY.  If LICENSEE or any PERMITTED SUBLICENSEE fails to bring such PRODUCTS or SERVICES into conformity within twenty (20) days (or such other time period mutually agreed upon by the parties) after LICENSEE’S receipt of written notice of nonconformity, then LICENSEE, such PERMITTED SUBLICENSEE and their AUTHORIZED DISTRIBUTORS shall immediately cease the development, marketing, promotion and sale of such PRODUCTS or SERVICES under the LICENSED MARKS until such nonconformity is cured.  Notwithstanding the foregoing, in the event that LICENSOR and LICENSEE or a PERMITTED SUBLICENSEE do not agree as to (i) whether a nonconformity exists, (ii) a remedy for a nonconformity, or (iii) the date by which a nonconformity will be corrected, LICENSOR and LICENSEE or the PERMITTED SUBLICENSEE shall resolve their disagreements in accordance with the dispute resolution process set forth in Article VII of the Master Agreement.  LICENSEE or the PERMITTED SUBLICENSEE shall then implement the remedy, if any, that results from the dispute resolution process according to the requirements specified, or agreements reached, during the dispute resolution process.  During the pendency of the dispute resolution process, LICENSEE or the PERMITTED SUBLICENSEE may take whatever action with respect to the PRODUCTS or SERVICES at issue as it deems reasonable to address the purported nonconformity (provided that LICENSEE and the PERMITTED SUBLICENSEE have the right pursuant to this Agreement to use the LICENSED MARKS in connection with such PRODUCTS and SERVICES as modified by such action), which may include, if applicable, implementing some or all of its proposed remedy.  In the event that the nonconforming PRODUCTS or SERVICES cannot be brought into conformity during the time frame that is agreed to or that results from the dispute resolution process due to delays not within the reasonable control of LICENSEE or the PERMITTED SUBLICENSEES in obtaining any necessary approvals from GOVERNMENTAL AUTHORITIES, LICENSEE, the PERMITTED SUBLICENSEES, and the AUTHORIZED DISTRIBUTORS shall not be required to cease the development, marketing or sale of such PRODUCTS or SERVICES under the LICENSED MARKS, provided that LICENSEE or the applicable PERMITTED SUBLICENSEE is working diligently to obtain such approvals and keeps LICENSOR reasonably informed of its efforts to do so.

D.                                    If, at any time, a GOVERNMENTAL AUTHORITY raises an issue with LICENSEE or a PERMITTED SUBLICENSEE as to whether PRODUCTS sold or SERVICES rendered comply with applicable Laws, LICENSEE or the PERMITTED SUBLICENSEE shall respond to the GOVERNMENTAL AUTHORITY adequately, including by modifying or discontinuing particular PRODUCTS or SERVICES if so directed by the GOVERNMENTAL AUTHORITY according to the time frames, if any, set forth by the GOVERNMENTAL AUTHORITY.  Notwithstanding the foregoing, if, at any time, the PRODUCTS sold or SERVICES rendered fail, in the reasonable judgment of LICENSOR, to comply with all applicable Laws, LICENSOR shall notify LICENSEE of such failure in writing (which notice shall provide a description of the noncompliance that is reasonable under the circumstances and, if appropriate and available to LICENSOR, include samples of any noncompliant PRODUCTS and copies of any documentation relating to such noncompliance).  LICENSEE and the applicable PERMITTED SUBLICENSEES shall take all necessary steps to bring such PRODUCTS or SERVICES into compliance with all applicable Laws.  If LICENSEE or any PERMITTED SUBLICENSEE fails to bring such PRODUCTS or SERVICES into compliance within twenty (20) days (or such other time period mutually agreed upon by the parties) after

LICENSEE’S receipt of written notice of noncompliance, then LICENSEE, such PERMITTED SUBLICENSEE and their AUTHORIZED DISTRIBUTORS shall immediately cease the development, marketing, promotion and sale of such PRODUCTS or SERVICES under the LICENSED MARKS until such noncompliance is cured.  Notwithstanding the foregoing but subject to any and all requirements of GOVERNMENTAL AUTHORITIES, in the event that LICENSOR and LICENSEE or a PERMITTED SUBLICENSEE do not agree as to (i) whether a noncompliance with applicable Laws exists, (ii) an appropriate remedy for such purported noncompliance, or (iii) the date by which such purported noncompliance will be corrected, LICENSOR and LICENSEE or the PERMITTED SUBLICENSEE shall resolve their disagreements in accordance with the dispute resolution process set forth in Article VII of the Master Agreement.  Subject to any requirements of GOVERNMENTAL AUTHORITIES, LICENSEE or the PERMITTED SUBLICENSEE shall then implement the remedy, if any, that results from the dispute resolution process according to the requirements specified, or agreements reached, during the dispute resolution process.  During the pendency of any such dispute resolution process and subject to any and all requirements of GOVERNMENTAL AUTHORITIES, LICENSEE, the PERMITTED SUBLICENSEES, and the AUTHORIZED DISTRIBUTORS may continue to promote, offer, and sell the PRODUCTS and SERVICES at issue, and LICENSEE or the PERMITTED SUBLICENSEE may take whatever action with respect to such PRODUCTS and SERVICES as it deems reasonable to address the purported noncompliance (provided that LICENSEE and the PERMITTED SUBLICENSEE have the right pursuant to this Agreement to use the LICENSED MARKS in connection with such PRODUCTS and SERVICES as modified by such action), which may include, if applicable, implementing some or all of its proposed remedy.

E.                                      Rights granted to LICENSOR under this Article III to inspect, examine, request samples, and audit; to request that PRODUCTS and SERVICES be brought into conformity and compliance; and to direct cessation of certain activities with respect to PRODUCTS and SERVICES shall extend to the AUTHORIZED DISTRIBUTORS and PRODUCTS and SERVICES offered by the AUTHORIZED DISTRIBUTORS; provided however, that in the event LICENSOR desires to engage in any inspection, examination or audit with respect to, or to request changes to or cessation of, any PRODUCTS or SERVICES offered by an AUTHORIZED DISTRIBUTOR, LICENSOR shall do so solely through LICENSEE.  LICENSOR shall not itself contact any AUTHORIZED DISTRIBUTOR with respect to the foregoing, except with the prior written consent of LICENSEE.  Notwithstanding anything in this Agreement to the contrary, if LICENSEE fails to comply with its obligations with respect to any AUTHORIZED DISTRIBUTOR in accordance with this Agreement (including, without limitation, (i) failing to address any use of the LICENSED MARKS by any AUTHORIZED DISTRIBUTOR in a manner that conflicts with the terms and conditions of this Agreement applicable to the AUTHORIZED DISTRIBUTORS and (ii) instructing the AUTHORIZED DISTRIBUTORS to use the LICENSED MARKS in a manner consistent with the terms and conditions of this Agreement applicable to the AUTHORIZED DISTRIBUTORS) within twenty (20) days of notice from LICENSOR of such failure, LICENSOR shall have the right to contact such AUTHORIZED DISTRIBUTOR.

IV.  USE OF GE MARKS

A.                                    Under the license and rights granted herein, LICENSEE, the PERMITTED SUBLICENSEES and the AUTHORIZED DISTRIBUTORS are authorized to use the GE

MARKS only as provided in Articles II and VI in any current or later-developed medium or form of communication, including, without limitation, use in packaging, labeling, brochures, press releases, websites, domain names, signage, point-of-purchase materials, general publicity, advertising, instruction books and other literature relating to the PRODUCTS and SERVICES.  LICENSEE, the PERMITTED SUBLICENSEES and the AUTHORIZED DISTRIBUTORS shall not use the GE MARKS in a manner that could reasonably be expected to damage the reputation or goodwill associated with LICENSOR, its AFFILIATES or the GE MARKS.

B.                                    LICENSEE and the PERMITTED SUBLICENSEES shall comply with the standards and guidelines with respect to the appearance and manner of use of the GE MARKS set forth on Exhibit B, which LICENSOR may revise from time to time at LICENSOR’S sole discretion, provided that any potential revisions to the standards and guidelines shall be subject to the process set forth in Paragraph IV.C.  LICENSEE, the PERMITTED SUBLICENSEES and AUTHORIZED DISTRIBUTORS shall not use their MARKS in a manner that causes confusion as to the ownership of the GE MARKS.  Subject to Paragraph II.D, any appearance or manner of use of the GE MARKS not provided for by such standards and guidelines (including, without limitation, any uses not contemplated by such standards and guidelines, any uses in contravention of such standards and guidelines and any clarifications of such standards and guidelines) shall be adopted by LICENSEE, the PERMITTED SUBLICENSEES and AUTHORIZED DISTRIBUTORS only upon prior written approval by LICENSOR of each first instance of such appearance or manner of use, which shall not unreasonably be withheld.  LICENSEE shall make a written request referencing this Paragraph IV.B to LICENSOR for such appearance or manner of use, and LICENSOR shall provide a written response to LICENSEE within fifteen (15) days after its receipt of LICENSEE’S request, provided that such response may state that a written response cannot be provided within fifteen (15) days but will be provided within thirty (30) days after LICENSOR’S receipt of the request.  In the event that LICENSOR has not provided a final written response to LICENSEE’S request for approval within thirty (30) days after LICENSOR’S receipt of the request, such request shall be deemed approved.

C.                                    (i) In the event that LICENSOR proposes to change the standards and guidelines set forth in Paragraph IV.B, it shall notify LICENSEE of the proposed changes, and consult with LICENSEE regarding such changes.  LICENSEE, the PERMITTED SUBLICENSEES, and the AUTHORIZED DISTRIBUTORS shall be allowed a commercially reasonable amount of time to implement any such changes made after the EFFECTIVE DATE, which amount of time shall be, if applicable, no less than the amount of time LICENSOR’S AFFILIATES are given to adopt the same changes.  (ii) In the event that LICENSOR proposes to add to or otherwise change the STANDARDS OF QUALITY in accordance with Paragraph I.G.2, it shall notify LICENSEE of the proposed additions or changes, and consult with LICENSEE regarding such additions or changes.  In the event that LICENSOR and LICENSEE cannot reach agreement as to any such proposed additions or changes to the STANDARDS OF QUALITY, LICENSOR’S and LICENSEE’S disagreement shall be resolved in accordance with the dispute resolution provisions set forth in Article VII of the Master Agreement.  During the pendency of any such dispute resolution process, LICENSEE, the PERMITTED SUBLICENSEES, and the AUTHORIZED DISTRIBUTORS may continue to promote, offer, and sell the PRODUCTS or SERVICES at issue in accordance with the STANDARDS OF QUALITY in effect prior to such disagreement (not including such proposed addition or change).  LICENSEE, the PERMITTED SUBLICENSEES, and the AUTHORIZED DISTRIBUTORS shall be allowed a commercially reasonable amount of time to implement any such additions or other changes made after the EFFECTIVE DATE, which amount of time shall be, if applicable, no less than the amount of time LICENSOR’S AFFILIATES are given to adopt the same additions or changes and no less than the amount of time to obtain any regulatory approvals necessary to adopt such additions or changes, provided that LICENSEE and the PERMITTED SUBLICENSEES are working diligently to obtain such approvals and keep LICENSOR reasonably informed of their efforts to do so.

D.                                    LICENSEE shall also obtain LICENSOR’S prior written approval (which shall be at the sole discretion of LICENSOR) for (i) each first instance of a general promotion in accordance with Paragraph II.A.ii that is not specifically provided for in the standards and guidelines set forth in Paragraph IV.B and (ii) any television or radio advertisements that use the GE MARKS.  LICENSEE shall make a written request referencing this Paragraph IV.D to LICENSOR for approval of such general promotion or television or radio advertisement, and LICENSOR shall provide a written response to LICENSEE within fifteen (15) days after its receipt of LICENSEE’S request, provided that such response may state that a written response cannot be provided within fifteen (15) days but will be provided within thirty (30) days after LICENSOR’S receipt of the request.  In the event that LICENSOR has not provided a final written response to LICENSEE’S request for approval within thirty (30) days after LICENSOR’S receipt of the request, such request shall be deemed approved.

E.                                      LICENSEE, the PERMITTED SUBLICENSEES and AUTHORIZED DISTRIBUTORS shall comply with all applicable Laws pertaining to the GE MARKS, including, without limitation, those pertaining to the proper use and designation of MARKS and pertaining to the development, distribution, promotion and sale of PRODUCTS and the offering, rendering and promotion of SERVICES, and strictly comply with the STANDARDS OF QUALITY.

F.                                      LICENSEE, the PERMITTED SUBLICENSEES and AUTHORIZED DISTRIBUTORS shall, within a commercially reasonable period of time, cease use of the GE MARKS upon notice from LICENSOR to LICENSEE that, in the good faith opinion of LICENSOR, such use of the GE MARKS might result in any potential trademark liability to a third party on the part of LICENSOR, LICENSEE, the PERMITTED SUBLICENSEES and/or the AUTHORIZED DISTRIBUTORS.  LICENSEE, the PERMITTED SUBLICENSEES and the AUTHORIZED DISTRIBUTORS shall comply fully within a commercially reasonable period of time following LICENSEE’S receipt of written notice thereof with all guidelines adopted from time to time by LICENSOR for the purpose of addressing any potential trademark liability with respect to such third party.

G.                                    If, in the sole discretion of LICENSOR, it is required or advisable for the purpose of making this Agreement enforceable, or for the purpose of maintaining, enhancing or protecting LICENSOR’S rights in the GE MARKS in some countries, to record this Agreement or to enter LICENSEE (and/or the PERMITTED SUBLICENSEES and the AUTHORIZED DISTRIBUTORS) as registered or authorized users of the GE MARKS, LICENSOR will attend (at LICENSOR’S expense) to such recording or entry.  LICENSEE (or the appropriate PERMITTED SUBLICENSEE or AUTHORIZED DISTRIBUTOR) shall promptly and at no cost to LICENSOR execute and deliver to LICENSOR such additional instruments or documentation as LICENSOR may reasonably request, including without limitation execution and delivery of substitute or short-form license agreements, with terms consistent with this Agreement, for recordation or registration in specified countries in the event that this Agreement shall be deemed by LICENSOR to be unsuitable for recordation or entry in such countries.  The terms and conditions of this Agreement (and not the terms and conditions of such substitute or short-form license agreements entered into for recording or entry purposes) shall be binding between LICENSOR and LICENSEE (or the appropriate PERMITTED SUBLICENSEE or AUTHORIZED DISTRIBUTOR) throughout the world and shall govern and control any controversy that may arise with respect to each party’s rights and obligations hereunder; provided, however, that if specific terms and conditions of any such substitute or short-form license agreement differ from the comparable terms and conditions of this Agreement and enforcement of the comparable terms and conditions of this Agreement pursuant to this provision either would be uncertain or improper under the Laws of the applicable country or would adversely affect LICENSOR’S rights in and to the GE MARKS in such country, then the specific terms and conditions of the substitute or short-form license agreement shall be controlling in such country.

H.                                    LICENSEE and the PERMITTED SUBLICENSEES shall supply LICENSOR with such information (including, without limitation, any such information of the AUTHORIZED DISTRIBUTORS) concerning sales and other dispositions of PRODUCTS and SERVICES as LICENSOR may reasonably request to aid LICENSOR in the acquisition, maintenance and renewal of registrations of the GE MARKS, to record this Agreement, to enter LICENSEE, the PERMITTED SUBLICENSEES or AUTHORIZED DISTRIBUTORS as registered or authorized users of the GE MARKS or for any purpose reasonably related to LICENSOR’S maintenance and protection of the GE MARKS.  LICENSEE (and the PERMITTED SUBLICENSEES) shall fully cooperate with LICENSOR’S reasonable requests in the execution, filing, and prosecution of any registration of a MARK or copyright relating to GE MARKS that LICENSOR may desire to obtain.  For that purpose LICENSEE (and the PERMITTED SUBLICENSEES) shall supply to LICENSOR such samples, containers, labels, letterheads and other similar materials bearing the GE MARKS as may be required by LICENSOR.

I.                                         Notwithstanding Paragraph II.A, LICENSEE, the PERMITTED SUBLICENSEES and the AUTHORIZED DISTRIBUTORS will not use the GE MARKS, nor may any particular PRODUCT or SERVICE be marketed, distributed or offered for sale or sold, (i) in any jurisdiction where the GE MARKS have not been registered, until an appropriate MARK search has been conducted (at LICENSEE’S expense) and an application to register the particular GE MARK in the relevant MARK class(es) for PRODUCTS and SERVICES has been filed in that jurisdiction (at LICENSOR’S expense), or LICENSOR determines in good faith on advice of its trademark counsel that it would be preferable not to seek to register such GE MARK in that country but that there is no material impediment to the use of such GE MARK therein and (ii) in a country where entry of LICENSEE as a registered or authorized user is required, prior to the execution of an appropriate registered user agreement or similar agreement and the filing thereof with the appropriate governmental agency (except where failure to do so prior to use will not have a material adverse effect on such GE MARK).  Not in limitation of the foregoing, in the event that LICENSOR determines that LICENSEE and the PERMITTED SUBLICENSEES are using the GE MARKS in a jurisdiction where such GE MARKS are not registered in the appropriate MARK class(es) for PRODUCTS and SERVICES, LICENSOR at its sole discretion shall have the option to require such registration at LICENSOR’S expense.

J.                                      LICENSEE and the PERMITTED SUBLICENSEES shall not, and shall instruct the AUTHORIZED DISTRIBUTORS to not, enter into any agreements relating to the placement of listings in response to Website search terms and key words that consist of the terms included in Exhibit C.  Upon expiration or termination of this Agreement, LICENSEE and the PERMITTED SUBLICENSEES shall, and shall instruct the AUTHORIZED DISTRIBUTORS to, assign any agreements relating to the placement of listings in response to Website search terms and key words that include the GE MARKS to LICENSOR, unless such agreements by their own terms are non-assignable (in which case LICENSEE and the PERMITTED SUBLICENSEES shall, and shall instruct the AUTHORIZED DISTRIBUTORS to, terminate such agreements).

V.  OWNERSHIP AND VALIDITY OF GE MARKS

A.                                    LICENSEE and the PERMITTED SUBLICENSEES admit the validity, and LICENSOR’S ownership, of the GE MARKS and agree that any and all goodwill, rights or interests that might be acquired by the use of the GE MARKS by LICENSEE, the PERMITTED SUBLICENSEES and/or AUTHORIZED DISTRIBUTORS shall inure to the sole benefit of LICENSOR.  If LICENSEE, the PERMITTED SUBLICENSEES or AUTHORIZED DISTRIBUTORS obtain rights or interests in the GE MARKS, LICENSEE or the PERMITTED SUBLICENSEES shall transfer, or shall instruct such AUTHORIZED DISTRIBUTOR to transfer, those rights or interests to LICENSOR upon request by LICENSOR.  LICENSEE and the PERMITTED SUBLICENSEES admit and agree that, as between the parties, LICENSEE, the PERMITTED SUBLICENSEES and AUTHORIZED DISTRIBUTORS have been extended only a mere permissive right to use the GE MARKS as provided in this Agreement which is not coupled with any ownership interest.

B.                                    LICENSEE and the PERMITTED SUBLICENSEES further agree not to, and to instruct the AUTHORIZED DISTRIBUTORS not to: (i) use or register in any country any MARKS (including, without limitation, any slogan) confusingly similar to, or consisting in whole or in part of, the GE MARKS or (ii) register the GE MARKS in any country, without in each case the express prior written consent of LICENSOR.  Whenever LICENSEE or a PERMITTED SUBLICENSEE becomes aware of any consumer confusion or risk thereof between a MARK used by LICENSEE, a PERMITTED SUBLICENSEE or AUTHORIZED DISTRIBUTOR, and a GE MARK, LICENSEE or such PERMITTED SUBLICENSEE shall take appropriate steps to promptly remedy or avoid such confusion or risk of confusion.

C.                                    LICENSEE may request in writing that LICENSOR, at LICENSEE’S expense, file an application for registration of any GE MARK for use in connection with the PRODUCTS and SERVICES in any country in which such GE MARK is not registered in the appropriate classes of goods or services for such PRODUCTS and SERVICES as of the EFFECTIVE DATE.  Subject to Paragraph IV.I, LICENSOR shall use commercially reasonable efforts to complete such filing and prosecution in LICENSOR’S name.  LICENSEE shall supply, without cost to LICENSOR, from time to time as requested by LICENSOR, such samples, containers, labels, letterheads, and similar materials from such LICENSEE or the PERMITTED SUBLICENSEES as may reasonably be required for such filing and prosecution.

D.                                    LICENSOR will own all right, title and interest in and to any and all applications for registration of the GE MARKS (including, without limitation, applications filed in accordance with Paragraph V.C), whether filed before or after the EFFECTIVE DATE, and such applications shall be deemed incorporated in the defined term “GE MARKS”.

E.                                      LICENSEE and the PERMITTED SUBLICENSEES shall give LICENSOR notice promptly of any known or presumed infringements of the GE MARKS, and shall instruct the AUTHORIZED DISTRIBUTORS to give prompt notice to LICENSEE of any such infringements, which LICENSEE shall promptly give to LICENSOR.  LICENSEE and the PERMITTED SUBLICENSEES shall render, and instruct the AUTHORIZED DISTRIBUTORS to render, to LICENSOR full and prompt cooperation (at LICENSOR’S expense) for the enforcement and protection of the GE MARKS against such infringements.  LICENSOR shall retain all rights to bring all actions and proceedings in connection with infringement or misuse of the GE MARKS at its sole discretion.  If LICENSOR decides to enforce the GE MARKS against an infringer, all costs incurred and recoveries made shall be for the account of LICENSOR.

F.                                      LICENSEE and the PERMITTED SUBLICENSEES will not, and shall instruct the AUTHORIZED DISTRIBUTORS to not, at any time during the Term, and any time thereafter, for as long as LICENSOR shall own rights in the GE MARKS, do or cause to be done any act or thing disparaging, disputing, attacking, challenging, impairing, diluting, or in any way tending to harm the reputation or goodwill associated with LICENSOR, its AFFILIATES or any of the GE MARKS.

G.                                    LICENSEE, the PERMITTED SUBLICENSEES and the AUTHORIZED DISTRIBUTORS have no right (and shall not, and shall instruct the AUTHORIZED DISTRIBUTORS to not, represent that they have the right) to bind or obligate LICENSOR in any way.  LICENSOR has no right, and shall not represent that it has the right, to bind or obligate LICENSEE, any PERMITTED SUBLICENSEE or AUTHORIZED DISTRIBUTOR in any way.

VI.  CORPORATE NAMES

A.                                    “GE MARKS” means the LICENSED MARKS, “General Electric”, “GE Capital” and “GEFA”.

B.                                    “LICENSED SUBSIDIARIES” means those PERMITTED SUBLICENSEES that, as of the EFFECTIVE DATE, include in their corporate names the GE MARKS, provided that “LICENSED SUBSIDIARIES” shall not include any such PERMITTED SUBLICENSEES that adopt NEW CORPORATE NAMES after the EFFECTIVE DATE.

C.                                    “NEW CORPORATE NAMES” shall mean corporate names that do not consist in whole or in part of, and are not dilutive of or confusingly similar to, the GE MARKS.  The parties agree that LICENSEE’S “Genworth” name and mark, and derivatives thereof, do not consist in whole or in part of, and are not dilutive of or confusingly similar to, the GE MARKS, provided that LICENSEE does not highlight, isolate or emphasize the letters “Ge” alone in the “Genworth” name and mark or derivatives thereof.

D.                                    “TWENTY PERCENT DATE” means the first date on which members of the GE GROUP cease to beneficially own, in the aggregate, (excluding for such purposes shares of GENWORTH COMMON STOCK beneficially owned by LICENSOR but not for its own account, including (in such exclusion) beneficial ownership that arises by virtue of some entity that is an AFFILIATE of LICENSOR being a sponsor of or advisor to a mutual or similar fund that beneficially owns shares of GENWORTH COMMON STOCK) more than twenty percent (20%) of the then outstanding GENWORTH COMMON STOCK.

E.                                      Subject to the terms and conditions set forth herein, LICENSOR hereby grants to LICENSEE a limited, non-exclusive, non-transferable, royalty-free license, with no right to sublicense (other than to the LICENSED SUBSIDIARIES as expressly provided herein), to allow the LICENSED SUBSIDIARIES to use the GE MARKS in their corporate names to the extent such GE MARKS are used in such corporate names as of the EFFECTIVE DATE.  Unless sooner terminated in accordance with this Article VI, this license shall expire on the sooner of: (i) the date that any GOVERNMENTAL AUTHORITY requires that such corporate names be changed, but only with respect to the particular LICENSED SUBSIDIARY to which the GOVERNMENTAL AUTHORITY requirement applies and subject to any time frame or transition period established by the GOVERNMENTAL AUTHORITY (alone or in consultation with LICENSEE), (ii) the TWENTY PERCENT DATE or (iii) the expiration of five (5) years from the EFFECTIVE DATE.  Upon expiration in accordance with the foregoing (ii), (x) the LICENSED SUBSIDIARY shall use its best efforts to effectuate cessation of its use of the GE MARKS in its corporate name as expeditiously as possible under the circumstances and (y) in the event that a LICENSED SUBSIDIARY is unable to obtain regulatory approval necessary to adopt a NEW CORPORATE NAME in a jurisdiction, or is otherwise unable for regulatory reasons to adopt a NEW CORPORATE NAME in a jurisdiction, such LICENSED SUBSIDIARY shall be allowed to continue its then-current use of the corporate name for a transition period, which shall not exceed one (1) year except upon mutual agreement of the parties, provided that such LICENSED SUBSIDIARY in good faith complies with the obligations contained herein.  Such LICENSED SUBSIDIARY shall comply with the applicable transition provisions in Exhibit D during any such transition period.  No such transition period shall extend beyond five (5) years from the EFFECTIVE DATE.

F.                                      Upon expiration or termination of the license granted under this Article VI, the LICENSED SUBSIDIARIES shall adopt NEW CORPORATE NAMES, subject to applicable TRANSITION PERIODS and other applicable provisions of this Article VI and this Agreement.  If adoption of a NEW CORPORATE NAME is consistent with LICENSEE’S and the LICENSED SUBSIDIARIES’ business plans and does not subject LICENSEE and the LICENSED SUBSIDIARIES to material incremental costs in addition to costs that LICENSEE and the LICENSED SUBSIDIARIES would incur to adopt NEW CORPORATE NAMES at a future date, LICENSEE and the LICENSED SUBSIDIARIES shall use reasonable best efforts to adopt and change to NEW CORPORATE NAMES as soon as possible after the EFFECTIVE DATE.  The obligation to adopt NEW CORPORATE NAMES in connection with the TWENTY PERCENT DATE as set forth in the foregoing Paragraph VI.E shall not apply to the LICENSED SUBSIDIARY known as GE Capital Life Assurance Company of New York (“GECLANY”) to the extent that it is necessary for GECLANY to maintain its current corporate name in order to fulfill its existing contractual obligations as of the EFFECTIVE DATE.  GECLANY shall, however, be required to adopt a NEW CORPORATE NAME no later than the expiration of the TERM.

G.                                    The LICENSED SUBSIDIARIES shall operate their businesses in accordance with at least the same standards of quality, appearance, service and other standards that are observed as of the EFFECTIVE DATE by the LICENSED SUBSIDIARIES.  In order to promote adherence to such standards and for the purpose of protecting and maintaining the goodwill associated with the GE MARKS and the reputation of LICENSOR, LICENSOR shall have the right to obtain from LICENSEE reasonable information as to the operation of the LICENSED SUBSIDIARIES’ businesses and the manner in which the GE MARKS are used in connection with their corporate names.  If, at any time, a LICENSED SUBSIDIARY fails, in the reasonable judgment of LICENSOR, to conform to the standards set forth in this Paragraph VI.G,  LICENSOR shall notify LICENSEE of such failure in writing (which notice shall provide a description of the nonconformity that is reasonable under the circumstances and, if appropriate and available to LICENSOR, include copies of any documentation relating to such nonconformity).  Such LICENSED SUBSIDIARY shall take all necessary steps to bring the nonconforming aspects of its business into conformity with such standards.  If such LICENSED SUBSIDIARY fails to bring the nonconforming aspects of its business into conformity with such standards within twenty (20) days (or such other time period mutually agreed upon by the parties) after LICENSEE’S receipt of written notice of nonconformity, then such LICENSED SUBSIDIARY shall use its best efforts to effectuate cessation of its use of the GE MARKS in its corporate name as expeditiously as possible under the circumstances.  Notwithstanding the foregoing, in the event that LICENSOR and LICENSEE or a LICENSED SUBSIDIARY do not agree as to (i) whether a nonconformity exists, (ii) a remedy for a nonconformity, or (iii) the date by which a nonconformity will be corrected, LICENSOR and LICENSEE or the LICENSED SUBSIDIARY shall resolve their disagreements in accordance with the Article VI dispute resolution process set forth in Exhibit E.  LICENSEE or the LICENSED SUBSIDIARY shall then implement the remedy, if any, that results from the dispute resolution process according to the requirements specified, or agreements reached, during the dispute resolution process.  During the pendency of the dispute resolution process, LICENSEE or the LICENSED SUBSIDIARY may take whatever action with respect to the purported nonconforming aspects of the LICENSED SUBSIDIARY’S business as it deems reasonable to address the purported nonconformity (provided that the LICENSED SUBSIDIARY has the right pursuant to this Agreement to take such action), which may include, if applicable, implementing some or all of its proposed remedy.

H.                                    The LICENSED SUBSIDIARIES shall comply at all times with all applicable Laws, and shall be accurate in their descriptions of the relationship between LICENSOR and the LICENSED SUBSIDIARIES.  For the purpose of protecting and maintaining the goodwill associated with the GE MARKS and the reputation of LICENSOR, LICENSOR or its authorized representative shall have the right at any reasonable time or times during regular business hours on reasonable notice to LICENSEE, and up to two (2) times per calendar year (and otherwise if LICENSOR notifies LICENSEE in writing that it believes a LICENSED SUBSIDIARY is not complying with the requirements of this Article VI, which notice shall provide a description of the nonconformity that is reasonable under the circumstances and, if appropriate and available to LICENSOR, include copies of any documentation relating to such nonconformity), to visit the offices and facilities of the LICENSED SUBSIDIARY.  LICENSOR may conduct a reasonable inspection and examination of such offices and facilities and the operation of the business of the LICENSED SUBSIDIARY to determine compliance with this Article VI in conjunction with the LICENSED SUBSIDIARY’S use of the GE MARKS in its corporate name.  Upon LICENSOR’S reasonable request, the LICENSED SUBSIDIARIES shall permit LICENSOR to promptly examine and audit documents, books, records and other information pertaining to the operation of the LICENSED SUBSIDIARIES’ business as LICENSOR may reasonably require to verify that the LICENSED SUBSIDIARIES are complying with the requirements of this Article VI in conjunction with the LICENSED SUBSIDIARIES’ use of the GE MARKS in their corporate names.  In conducting any such inspection or audit, LICENSOR shall take all steps reasonably required by the LICENSED SUBSIDIARIES to minimize disruption to the LICENSED SUBSIDIARIES’ business and to avoid disclosure of the LICENSED SUBSIDIARIES’ confidential and propriety information and materials, including, but not limited to, executing nondisclosure agreements, provided that such steps and agreements shall not prevent LICENSOR from pursuing any claims that it may have in connection with this Agreement.

I.                                         The license granted in this Article VI shall automatically terminate with respect to a LICENSED SUBSIDIARY upon notice to LICENSEE upon any of the following events with respect to that LICENSED SUBSIDIARY:  (i) any merger or consolidation of such LICENSED SUBSIDIARY with an unrelated third party; (ii) the sale of all or substantially all of the assets of such LICENSED SUBSIDIARY to an unrelated third party; or (iii) a change of control of such LICENSED SUBSIDIARY whereby any unrelated third party acquires fifty percent (50)% or more of the outstanding voting securities of such LICENSED SUBSIDIARY or the power, directly or indirectly, to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of such LICENSED SUBSIDIARY.

J.                                      In the event LICENSEE or a LICENSED SUBSIDIARY breaches in any material respect any representation, warranty or covenant of this Article VI and LICENSOR gives LICENSEE written notice of such breach (which notice shall provide a description of the breach that is reasonable under the circumstances), LICENSEE and the LICENSED SUBSIDIARY, if applicable, shall have forty-five (45) days from LICENSEE’S receipt of such notice to remedy such breach, unless such breach cannot be remedied within such forty-five (45) day period, in which case LICENSEE and the LICENSED SUBSIDIARY, if applicable, shall use best efforts to remedy such breach as promptly as practicable but no later than ninety (90) days from LICENSEE’S receipt of such notice.  If the breach is not remedied in accordance with the foregoing time periods, LICENSOR shall have the right to terminate the license granted in this Article VI with respect to LICENSEE and the LICENSED SUBSIDIARY, if applicable, at any time thereafter by giving LICENSEE notice of such termination.

K.                                    The license granted in this Article VI shall terminate as to a particular country with notice to LICENSEE on a date established by either LICENSOR or LICENSEE if a controlling substitute or short-form license agreement is required in such country pursuant to Paragraph IV.G hereof and such controlling substitute or short-form license agreement contains provisions unacceptable to the party giving notice hereunder.  The LICENSED SUBSIDIARIES will comply with any additional requirements and perform any additional acts that LICENSOR deems necessary to comply with all applicable foreign Laws and to maintain, enhance and protect LICENSOR’S rights in the GE MARKS in foreign jurisdictions.

L.                                     The license granted in this Article VI shall automatically terminate with respect to a LICENSED SUBSIDIARY without notice by LICENSOR in the event such LICENSED SUBSIDIARY commences, or has commenced against it, proceedings under bankruptcy, insolvency or debtor’s relief laws or similar laws in any other jurisdiction, which proceedings are not dismissed within sixty (60) days; such LICENSED SUBSIDIARY makes a general assignment for the benefit of its creditors; or such LICENSED SUBSIDIARY ceases operations or is liquidated or dissolved.

M.                                  Upon any termination under Paragraphs VI.I or VI.L, any terminated LICENSED SUBSIDIARY (or, subject to Paragraph VI.I, any successor of a LICENSED SUBSIDIARY) shall be permitted to continue its then-current use of the GE MARKS to the extent required to comply with applicable Laws for a TRANSITION PERIOD if LICENSEE obtains LICENSOR’S written consent (which consent shall not be unreasonably withheld) prior to the start of any proposed TRANSITION PERIOD (as defined in Paragraph VII.F.3 below).  Upon any termination under Paragraph VI.J, any terminated LICENSED SUBSIDIARY (or, subject to Paragraph VI.I, any successor of a LICENSED SUBSIDIARY) shall be permitted to continue its then-current use of the GE MARKS but shall use its best efforts to effectuate cessation of its use of the GE MARKS in its corporate name as expeditiously as possible under the circumstances.

N.                                    LICENSEE shall cause the LICENSED SUBSIDIARIES to comply with the terms and conditions of this Article VI, and hereby grants LICENSOR the right to enforce this Agreement directly against a LICENSED SUBSIDIARY to the extent that such LICENSED SUBSIDIARY breaches the terms and conditions of this Article VI.  Any such enforcement by LICENSOR against a LICENSED SUBSIDIARY shall be upon the same terms and conditions as are applicable to enforcement by LICENSOR against LICENSEE under this Agreement.  For the avoidance of doubt, LICENSEE’S failure to cause the LICENSED SUBSIDIARIES to comply in any material respect with the terms and conditions of this Article VI shall be a material breach of this Agreement by LICENSEE, and shall subject LICENSEE to termination of the license granted in Paragraph VI.E according to the termination process set forth in Paragraphs VI.J and VI.M.  Provided that LICENSEE uses best efforts to address any material breach of a LICENSED SUBSIDIARY (such efforts including termination of such LICENSED SUBSIDIARY if the material breach is continuing), then notwithstanding the foregoing sentence, LICENSEE shall not be deemed to have breached this Agreement for failure to cause a LICENSED SUBSIDIARY to comply in any material respect with the terms and conditions of this Article VI to the extent that such LICENSED SUBSIDIARY’S breach is by its nature not capable of being remedied.

O.                                   Any dispute, controversy or claim arising out of or relating to the transactions contemplated by this Article VI, or the validity, interpretation, breach or termination of any provision of this Article VI shall be resolved in accordance with Exhibit E.

VII.  TERMINATION

A.                                    Unless terminated pursuant to any provision of this Article VII, this Agreement shall have a term (“TERM”) of five (5) years from the EFFECTIVE DATE.

B.                                    This Agreement shall terminate as to a particular country with notice to LICENSEE on a date established by either LICENSOR or LICENSEE if a controlling substitute or short-form license agreement is required in such country pursuant to Paragraph IV.G hereof and such controlling substitute or short-form license agreement contains provisions unacceptable to the party giving notice hereunder.

C.                                    In the event LICENSEE or the PERMITTED SUBLICENSEES breach in any material respect any representation, warranty or covenant of this Agreement (including, without limitation, any failure to address an AUTHORIZED DISTRIBUTOR’S failure to comply with this Agreement as set forth in Paragraph II.E.3, including, without limitation, the standards and guidelines set forth in Paragraph IV.B), or in the event LICENSEE breaches its indemnification obligations as set forth in Section 5.2 of the Master Agreement, and LICENSOR gives LICENSEE written notice of such breach (which notice shall provide a description of the breach that is reasonable under the circumstances), LICENSEE or the PERMITTED SUBLICENSEES shall have forty-five (45) days from LICENSEE’S receipt of such notice to remedy such breach.  If the breach is not remedied within said forty-five (45) days, LICENSOR shall have the right to terminate this Agreement at any time thereafter by giving LICENSEE notice of such termination.

D.                                    This Agreement shall automatically terminate upon notice to LICENSEE (i) in its entirety upon any of the following events with respect to LICENSEE and (ii) with respect to any PERMITTED SUBLICENSEE, upon any of the following events with respect to such PERMITTED SUBLICENSEE:

1.                                       any merger or consolidation of LICENSEE or such PERMITTED SUBLICENSEE with an unrelated third party;

2.                                       the sale of all or substantially all of the assets of LICENSEE or such PERMITTED SUBLICENSEE to an unrelated third party; or

3.                                       a change of control of LICENSEE or such PERMITTED SUBLICENSEE whereby any unrelated third party  acquires fifty percent (50%) or more of the outstanding voting securities of LICENSEE or such PERMITTED SUBLICENSEE or the power, directly or indirectly, to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of LICENSEE or such PERMITTED SUBLICENSEE.

Notwithstanding the foregoing, this Agreement shall not terminate if LICENSEE or any PERMITTED SUBLICENSEE acquires or attains control of a business entity, business unit, or block of business that provides PRODUCTS or SERVICES.

E.                                      This Agreement shall automatically terminate with respect to LICENSEE, a PERMITTED SUBLICENSEE or AUTHORIZED DISTRIBUTOR without notice to LICENSEE by LICENSOR in the event LICENSEE, such PERMITTED SUBLICENSEE or such AUTHORIZED DISTRIBUTOR commences, or has commenced against it, proceedings under bankruptcy, insolvency or debtor’s relief laws or similar laws in any other jurisdiction, which proceedings are not dismissed within sixty (60) days; LICENSEE, such PERMITTED SUBLICENSEE or such AUTHORIZED DISTRIBUTOR makes a general assignment for the benefit of its creditors; or LICENSEE, such PERMITTED SUBLICENSEE or such AUTHORIZED DISTRIBUTOR ceases operations or is liquidated or dissolved.

F.                                      TRANSITION PERIODS.

1.                                       Upon any termination under Paragraph VII.C, VII.D or VII.E of this Agreement in its entirety or with respect to LICENSEE, any PERMITTED SUBLICENSEE or any AUTHORIZED DISTRIBUTOR (or, subject to Paragraphs VII.D and IX.E, any successor of LICENSEE, any PERMITTED SUBLICENSEE or any AUTHORIZED DISTRIBUTOR by way of merger, consolidation, purchase of all or substantially all of the assets thereof, or change of control), LICENSEE, any such terminated PERMITTED SUBLICENSEE and any such terminated AUTHORIZED DISTRIBUTOR (or any such successor), as the case may be, shall be permitted to continue its then-current use of the LICENSED MARKS to the extent required to comply with applicable Laws for a TRANSITION PERIOD (as hereinafter defined) if LICENSEE obtains LICENSOR’S written consent (which consent shall not be unreasonably withheld) prior to the start of any proposed TRANSITION PERIOD.

2.                                       Upon any sale, divestiture or transfer by LICENSEE or any PERMITTED SUBLICENSEE of any of its business entities, business units, or blocks of business, such business entity, business unit or block of business shall be permitted to continue its then-current use of the LICENSED MARKS to the extent required to comply with applicable Laws for a TRANSITION PERIOD if LICENSEE obtains LICENSOR’S written consent (which consent shall not be unreasonably withheld) prior to the start of any proposed TRANSITION PERIOD.

3.                                       “TRANSITION PERIOD” means a nine (9) month period, which may be extended with LICENSOR’S prior written consent (which consent shall not be unreasonably withheld) three (3) times for consecutive periods of thirty (30) days each, provided that LICENSEE, all applicable PERMITTED SUBLICENSEES and all applicable AUTHORIZED DISTRIBUTORS, as the case may be, at all times during such time period and such extension periods comply in good faith with the obligations contained herein and discontinue such use as promptly as practicable.

4.                                       Notwithstanding anything in this Agreement to the contrary, no TRANSITION PERIOD shall extend beyond five (5) years from the EFFECTIVE DATE.  LICENSEE, all applicable PERMITTED SUBLICENSEES and all applicable AUTHORIZED DISTRIBUTORS, as the case may be, shall comply with the transition provisions in Exhibit D.

G.                                    The termination provisions of this Article VII do not apply to termination of the license granted in Article VI.

H.                                    The following provisions of this Agreement shall survive any termination or expiration of this Agreement:  Paragraphs V.A, V.B, V.D, V.F, V.G, VII.F and Articles VIII and IX.  Subject to the foregoing sentence, upon termination or expiration of this Agreement, all licenses granted to LICENSEE, the PERMITTED SUBLICENSEES and the AUTHORIZED DISTRIBUTORS herein shall immediately terminate.

VIII.  DISCLAIMER OF WARRANTIES AND ASSUMPTION OF RISK

A.                                    EACH PARTY AGREES AND ACKNOWLEDGES THAT THE GE MARKS ARE LICENSED HEREUNDER AS IS, WITH ALL FAULTS AND WITHOUT WARRANTY OF ANY KIND, AND THAT LICENSOR DOES NOT MAKE, AND LICENSOR HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATION OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

B.                                    LICENSEE and the PERMITTED SUBLICENSEES hereby assume all risk and liability resulting from LICENSEE’S, PERMITTED SUBLICENSEES’ and AUTHORIZED DISTRIBUTORS’ use of the GE MARKS.

IX.  MISCELLANEOUS PROVISIONS

A.                                    Governing Law.  This Agreement shall be governed by and construed and interpreted in accordance with the Laws of the State of New York irrespective of the choice of Laws principles of the State of New York other than Section 5-1401 of the General Obligations Law of the State of New York.

B.                                    Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Paragraph IX.B):

LICENSOR:

GE Capital Registry, Inc.
260 Long Ridge Road
Stamford, CT  06927
Attention:  General Counsel

with a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY  10153
Attention:  Howard Chatzinoff, Esq.

LICENSEE:

Genworth Financial, Inc.
6620 West Broad Street

Richmond, VA 23230
Attention:  General Counsel

with a copy to:

Hunton & Williams LLP
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, VA 23219-4074
Attention:  Allen C. Goolsby, Esq.

C.                                    Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law or as a matter of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

D.                                    Entire Agreement.  This Agreement and the Master Agreement constitute the entire agreement of the parties hereto with respect to the subject matter of this Agreement and supersede all prior agreements and undertakings, both written and oral, between or on behalf of the parties hereto with respect to the subject matter of this Agreement.

E.                                      Assignment; No Third-Party Beneficiaries.  This Agreement shall not be assigned or transferred in whole or in part by any party hereto without the prior written consent of the other parties hereto, and any attempted assignment or transfer without such consent shall be null and void.  Notwithstanding the foregoing, LICENSOR, in its sole discretion, may assign this Agreement in whole or in part to any AFFILIATE of LICENSOR at any time.  Except as provided in Paragraph VII.F with respect to successors, this Agreement is for the sole benefit of the parties to this Agreement and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

F.                                      Amendment.  No provision of this Agreement may be amended or modified except by a written instrument signed by all the parties to this Agreement.  No waiver by any party of any provision hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving.  The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

G.                                    Rules of Construction.  Interpretation of this Agreement shall be governed by the following rules of construction:  (a) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (b) references to the terms Article, Section, Paragraph, and Schedule are references to the Articles, Sections, Paragraphs, and Schedules to this Agreement unless otherwise specified,

(c) the word “including” and words of similar import shall mean “including, without limitation,” (d) provisions shall apply, when appropriate, to successive events and transactions, (e) the headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement and (f) this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

H.                                    Counterparts.  This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of any such Agreement.

I.                                         Dispute Resolution.  Any dispute, controversy or claim arising out of or relating to the transactions contemplated by this Agreement, or the validity, interpretation, breach or termination of any provision of this Agreement shall be resolved in accordance with Article VII of the Master Agreement.  Notwithstanding the foregoing, any dispute, controversy or claim arising out of or relating to the transactions contemplated by Article VI of this Agreement, or the validity, interpretation, breach or termination of any provision of Article VI of this Agreement shall be resolved in accordance with Exhibit E.

J.                                      No Waiver.  Failure by LICENSOR at any time to enforce or require strict compliance with any provision of this Agreement shall not affect or impair that provision in any way or the rights of LICENSOR to avail itself of the remedies it may have in respect of any subsequent breach of that or any other provision.  The waiver of any term, condition, or provision of this Agreement must be in writing and signed by an authorized representative of the waiving Party.  Any such waiver will not be construed as a waiver of any other term, condition, or provision, nor as a waiver of any subsequent breach of the same term, condition, or provision, except as provided in a signed writing.

K.                                    Headings.  All headings used in this Agreement are for convenience of reference only.  They will not limit or extend the meaning of any provision of this Agreement, and will not be relevant in interpreting any provision of this Agreement.

IN WITNESS WHEREOF, LICENSOR and LICENSEE have caused this instrument to be executed in duplicate by their duly authorized representatives as of the date first written above.

GE CAPITAL REGISTRY, INC.	GENWORTH FINANCIAL, INC.
By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

EXHIBIT A

LICENSED MARKS

1.

2.  “GE”, both unstylized and stylized, subject to the standards and guidelines pursuant to Paragraph IV.B.

3.  “Built on GE Heritage”

The parties agree that during the TERM, LICENSEE’S right to use “Built on GE Heritage” shall be exclusive, even as to LICENSOR, provided that such exclusivity shall apply only to all of the words “Built on GE Heritage” used in that order.  For the avoidance of doubt, GE may use “GE Heritage” alone or in combination with other words and phrases.

EXHIBIT B

STANDARDS AND GUIDELINES

EXHIBIT C

SEARCH TERMS AND KEY WORDS

All terms and phrases containing the GE Marks either alone or in combination with other words or phrases, including, without limitation, the following:

ge interest plus
ge long term care
general electric long term care
ge credit cards
ge dental plan
general electric dental plan
ge auto club
ge direct stock investing
ge health care finance service
ge health care finance services
ge health care finance solution
ge health care finance solutions
ge health insurance
ge healthcare finance service
ge healthcare finance services
ge healthcare finance solution
ge healthcare finance solutions
ge healthcare financial service
ge healthcare financial services
ge healthcare financial solution
ge healthcare financial solutions
ge heatlh care financial service
ge heatlh care financial services
ge heatlh care financial solution
ge heatlh care financial solutions
ge home insurance
ge home mortgages
ge immediate annuities
ge mutual funds
ge protection plans
ge short term investing
ge short term investment
ge short term investments
ge stock investing
ge term life insurance
general electric auto club
general electric credit cards
general electric direct stock investing

general electric health insurance
general electric home insurance
general electric home mortgages
general electric immediate annuities
general electric mutual funds
general electric protection plans
general electric short term investing
general electric short term investment
general electric short term investments
general electric stock investing
general electric term life insurance

EXHIBIT D

TRANSITION PROVISIONS

Within two (2) months after the first day of, as the case may be, the transition period set forth in Paragraph VI.E. or the TRANSITION PERIOD, LICENSEE shall prepare and deliver to LICENSOR a reasonable plan (the “Plan”) outlining the actions LICENSEE shall take to cease using, as the case may be, the GE MARKS or the LICENSED MARKS.  The Plan shall include, without limitation, an expected timeline for taking such actions and a list of all necessary third party and regulatory approvals.  Such Plan shall be mutually agreed upon by LICENSOR and LICENSEE.  LICENSOR and LICENSEE shall in good faith reach mutual agreement on the Plan within thirty (30) days after LICENSEE’S delivery of the Plan to LICENSOR.  In the event that LICENSOR does not provide LICENSEE with a substantive response on the Plan within thirty (30) days after LICENSEE’S delivery of the Plan to LICENSOR, the Plan shall be deemed mutually agreed upon.  LICENSEE shall comply with the agreed-upon Plan.  If LICENSEE does not comply with its material obligations under the Plan, then LICENSEE will be in breach of Paragraph VI.E. or Paragraph VII.F.4. of this Agreement, and LICENSOR shall have the right to terminate this Agreement pursuant to Paragraph VI.J. or Paragraph VII.C., respectively.

From the time that the Plan is mutually agreed upon through the end of the transition period set forth in Paragraph VI.E or the TRANSITION PERIOD or successful conclusion of the Plan, whichever comes first, LICENSEE shall provide LICENSOR with written reports each ninety (90) days.  Such reports shall summarize the status of LICENSEE’S actions under the Plan, including, without limitation, all approvals sought and received.  LICENSEE shall provide any and all additional information as LICENSOR may reasonably request relating to such Plan and LICENSEE’S implementation thereof.

LICENSEE shall comply with all applicable terms and conditions set forth in the Agreement during, as the case may be, such transition period set forth in Paragraph VI.E. or such TRANSITION PERIOD.

EXHIBIT E

ARTICLE VI DISPUTE RESOLUTION

1.1                                 General Provisions.

(a)                                  Any dispute, controversy or claim arising out of or relating to Article VI of this Agreement, or the validity, interpretation, breach or termination thereof (an “Article VI Dispute”), shall be resolved in accordance with the procedures set forth in this Exhibit E, which shall be the sole and exclusive procedures for the resolution of any such Article VI Dispute unless otherwise specified below.  The parties expressly agree that dispute resolution procedures in this Exhibit E govern Article VI Disputes and supersede dispute resolution provisions contained in any other Transaction Documents, including but not limited to the Master Agreement, for Article VI Disputes.

(b)                                 Commencing with an Article VI Initial Notice contemplated by Section 1.2 of this Exhibit E, all communications between the parties or their representatives in connection with the attempted resolution of any Article VI Dispute, including any mediator’s evaluation referred to in Section 1.3 of this Exhibit E, shall be deemed to have been delivered in furtherance of an Article VI Dispute settlement, shall be exempt from discovery and production, and shall not be admissible in evidence for any reason (whether as an admission or otherwise), in any arbitral or other proceeding for the resolution of the Article VI Dispute

(c)                                  The parties expressly waive and forego any right to (i) punitive, exemplary, statutorily-enhanced or similar damages in excess of compensatory damages, and (ii) trial by jury.

(d)                                 The specific procedures set forth below, including but not limited to the time limits referenced therein, may be modified by agreement of the parties in writing.

(e)                                  All applicable statutes of limitations and defenses based upon the passage of time shall be tolled while the procedures specified in this Exhibit E are pending.  The parties will take such action, if any, required to effectuate such tolling.

(f)                                    The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the State of Delaware over any such Article VI Dispute and each party hereby irrevocably agrees that all claims in respect of any such Article VI Dispute or any suit, action or proceeding related thereto may be heard and determined in such courts.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such Article VI Dispute brought in such courts or any defense of inconvenient forum for the maintenance of such dispute.  Each of the parties hereto agrees that a judgment in any such Article VI Dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(g)                                 Each party will bear its own attorney’s fees and costs incurred in connection with the resolution of any Article VI Dispute.

1.2                                 Consideration by Senior Executives.  If an Article VI Dispute is not resolved in the normal course of business at the operational level, the parties shall attempt in good faith to resolve such Article VI Dispute by negotiation between executives who hold, at a minimum, the office of President and CEO of the respective business entities involved in such Article VI Dispute.  Either party may initiate the executive negotiation process by providing a written notice to the other (the “Article VI Initial Notice”).  Ten (10) days after delivery of the Article VI Initial Notice, the receiving party shall submit to the other a written response (the “Article VI Response”).  The Article VI Initial Notice and the Article VI Response shall include (i) a statement of the Article VI Dispute and of each party’s position, and (ii) the name and title of the executive who will represent that party and of any other person who will accompany the executive.  Such executives will meet in person or by telephone within twenty (20) days of the date of the Article VI Initial Notice to seek a resolution of the Article VI Dispute.

1.3                                 Mediation.  If an Article VI Dispute is not resolved by negotiation as provided in Section 1.2 within thirty (30) days from the delivery of the Article VI Initial Notice, then either party may submit the Article VI Dispute for resolution by mediation pursuant to the CPR Institute for Dispute Resolution Model Mediation Procedure as then in effect.  The parties will select a mediator from the CPR Panels of Distinguished Neutrals.  Either party at commencement of the mediation may ask the mediator to provide an evaluation of the Article VI Dispute and the parties’ relative positions.  The parties agree to resolve such mediation within thirty (30) days of the selection of a mediator.

1.4                                 Arbitration.  If an Article VI Dispute is not resolved by mediation as provided in Section 1.3 within thirty (30) days of the selection of a mediator (unless the mediator chooses to withdraw sooner), either party may submit the Article VI Dispute to be finally resolved by arbitration pursuant to the CPR Rules for Non-Administered Arbitration as then in effect, but amended as follows:  (i) after an Article VI Dispute has arisen but has not been resolved by negotiation or mediation according to the time frames set forth in Sections 1.2 and 1.3, a party (the “Claimant”) seeking to initiate arbitration shall send a Notice of Arbitration to the other party (the “Respondent”) as soon as practicable; (ii) the Respondent shall deliver to the Claimant a notice of defense within five (5) business days of its receipt of the Notice of Arbitration; (iii) if a counterclaim is asserted in the Notice of Defense, the Claimant shall deliver to the Respondent a reply to counterclaim within five (5) business days of its receipt of the Notice of Defense; (iv) there shall be one (1) arbitrator, who shall be a member of the CPR Panels of Distinguished Neutrals and shall be appointed by agreement of the parties, using their best, good faith efforts, within five (5) days after the Notice of Defense is received by the Claimant, or, if no agreement is reached, by the CPR upon written request of either party; and (v) no discovery will be allowed.  The parties agree to resolve such arbitration within thirty (30) days of the date that the Claimant sends the Notice of Arbitration to the Respondent.  Such arbitration proceeding shall take place in New York, New York unless the parties mutually agree to another location.  The parties agree that no appeal shall lie from the arbitration award, that they will not challenge the arbitration award for any reason in any court, and that the arbitration award shall have the force and effect of a judgment as if a court having jurisdiction thereof has entered judgment on the award.  The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1-16.